Exhibit 99.1
                                  ------------


CYANCO COMPANY
Financial Statements
December 31, 2002 and 2001

                                                    INDEPENDENT AUDITORS' REPORT



To the Joint Venture Participants
of Cyanco Company


We have audited the accompanying balance sheet of Cyanco Company as of December 31, 2002 and 2001, and the related statements of income, joint venture capital, and cash flows for the years ended December 31, 2002, 2001 and 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cyanco Company as of December 31, 2002 and 2001, and the results of its operations and its cash flows for the years ended December 31, 2002, 2001 and 2000, in conformity with accounting principles generally accepted in the United States of America.



TANNER + CO.


Salt Lake City, Utah
January 28, 2003


                                                                                              CYANCO COMPANY
                                                                                               Balance Sheet
                                                                                              (In Thousands)

                                                                                                December 31,
------------------------------------------------------------------------------------------------------------


       Assets                                                                     2002               2001
       ------                                                                 ------------------------------
Current assets:
  Cash and cash equivalents                                                   $     2,117        $     2,024
  Accounts receivable                                                               3,566              4,822
  Inventories                                                                         844                913
  Prepaid expenses                                                                     86                 72
                                                                              ------------------------------

        Total current assets                                                        6,613              7,831

Property, plant, and equipment, net                                                15,510             16,442
Intangible assets, net                                                              4,623                504
                                                                              ------------------------------

                                                                              $    26,746        $    24,777
                                                                              ------------------------------

------------------------------------------------------------------------------------------------------------

     Liabilities and Joint Venture Capital
     -------------------------------------

Current liabilities:
  Accounts payable                                                            $     1,622        $     1,138
  Related party payables                                                              219                 83
  Accrued liabilities                                                                 684                525
                                                                              ------------------------------

        Total current liabilities                                                   2,525              1,746

Long-term liabilities                                                                 558                  -
                                                                              ------------------------------

        Total liabilities                                                           3,083              1,746

Commitments and contingencies

Joint venture capital                                                              23,663             23,031
                                                                              ------------------------------

                                                                              $    26,746        $    24,777
                                                                              ------------------------------

------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                            1



                                                                                           CYANCO COMPANY
                                                                                      Statement of Income
                                                                                           (In Thousands)

                                                                                 Years Ended December 31,
---------------------------------------------------------------------------------------------------------



                                                      2002                2001                 2000
                                                ---------------------------------------------------------
Revenues:
 Related party sales, net                       $       30,632       $       29,507        $       22,837
  Other                                                      -                  260                   124
                                                ---------------------------------------------------------

                                                        30,632               29,767                22,961
                                                ---------------------------------------------------------

Costs and expenses:
  Cost of sales                                         21,875               23,862                18,214
  General and administrative                             2,120                1,655                 1,332
  Research and development                                   5                  124                     -
                                                ---------------------------------------------------------

                                                        24,000               25,641                19,546
                                                ---------------------------------------------------------

        Net income                              $        6,632       $        4,126        $        3,415
                                                ---------------------------------------------------------


---------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                         2



                                                                                           CYANCO COMPANY
                                                                       Statement of Joint Venture Capital
                                                                                           (In Thousands)

                                                             Years Ended December 31, 2002, 2001 and 2000
---------------------------------------------------------------------------------------------------------

                                                    Winnemucca
                                                    Chemicals,            Degussa
                                                       Inc.                Corp.               Total
                                                ---------------------------------------------------------

Balance, January 1, 2000                        $       11,897       $        9,593        $       21,490

  Distributions                                         (2,000)              (2,000)               (4,000)

  Net Income                                             1,707                1,708                 3,415
                                                ---------------------------------------------------------

Balance, December 31, 2000                              11,604                9,301                20,905

  Distributions                                         (1,000)              (1,000)               (2,000)

  Net Income                                             2,063                2,063                 4,126
                                                ---------------------------------------------------------

Balance, December 31, 2001                              12,667               10,364                23,031

  Distributions                                         (3,000)              (3,000)               (6,000)

  Net Income                                             3,316                3,316                 6,632
                                                ---------------------------------------------------------

Balance, December 31, 2002                      $       12,983       $       10,680        $       23,663
                                                ---------------------------------------------------------


---------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                         3



                                                                                                CYANCO COMPANY
                                                                                       Statement of Cash Flows
                                                                                                (In Thousands)

                                                                                      Years Ended December 31,
--------------------------------------------------------------------------------------------------------------

                                                              2002                 2001               2000
                                                          ----------------------------------------------------

Cash flows from operating activities:
  Net income                                              $       6,632       $       4,126      $       3,415
  Adjustments to reconcile net income to net cash
    provided by operating activities:
  Depreciation and amortization                                   1,651               1,066              1,068
  Loss (gain) on disposal of equipment                              379                 (43)                (4)
  Decrease (increase) in:
    Accounts receivable                                           1,256              (2,000)            (1,505)
    Inventories                                                      69                (249)               271
    Prepaid expenses                                                (14)                 (2)                33
  Increase (decrease) in accounts payable
    and accrued expenses                                            437                (402)             1,046
                                                          ----------------------------------------------------

        Net cash provided by operating activities                10,410               2,496              4,324
                                                          ----------------------------------------------------

Cash flows from investing activities:
  Purchase of property and equipment                               (317)               (122)              (112)
  Cash paid in acquisition (see Note 2)                          (4,000)                  -                  -
  Proceeds from sale of property and equipment                      256                  45                  4
                                                          ----------------------------------------------------

        Net cash used in investing activities                    (4,061)                (77)              (108)
                                                          ----------------------------------------------------

Cash flows from financing activities:
  Distributions to joint venture participants                    (6,000)             (2,000)            (4,000)
  Proceeds from note payable, related party                       2,000                   -                  -
  Payment on note payable, related party                         (2,000)                  -                  -
                                                          ----------------------------------------------------

        Net cash used in financing activities                    (6,000)             (2,000)            (4,000)
                                                          ----------------------------------------------------

        Net increase in cash and cash equivalents                   349                 419                216

Cash and cash equivalents at beginning of year                    2,024               1,605              1,389
                                                          ----------------------------------------------------

Cash and cash equivalents at end of year                  $       2,373       $       2,024      $       1,605
                                                          ----------------------------------------------------


--------------------------------------------------------------------------------------------------------------
See accompanying notes to financial statements.                                                              4


                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)

                                               December 31, 2002, 2001, and 2000
--------------------------------------------------------------------------------

1.   Organization       Organization
     and                Cyanco  Company (the  Company) is the owner and operator
     Significant        of  a  liquid  sodium  cyanide  manufacturing   facility
     Accounting         located in Humboldt County, Nevada. The Company operates
     Policies           within the mining industry.

                        The Company is a non-corporate joint venture. Winnemucca Chemicals, Inc. (Winnemucca Chemicals), owns a 50 percent interest in the joint venture, and Degussa Corporation (Degussa) owns a 50 percent interest in the joint venture.

                        The joint venture agreement also provides that each party has a first right of refusal to purchase the other party's interest in the event of withdrawal of one of the parties.

                        Cash Equivalents
                        For  purposes  of the  statement  of  cash  flows,  cash
                        includes  all  cash  and   investments   with   original
                        maturities to the Company of three months or less.

                        Inventories
                        Inventories are recorded at the lower of cost or market, cost being determined on a first-in, first-out (FIFO) method.

                        Property, Plant and Equipment
                        Property, plant and equipment are recorded at cost, less accumulated depreciation. Depreciation on property, plant and equipment, other than the sodium cyanide plant, is determined using the straight-line method over the estimated useful lives of the assets. Depreciation on the sodium cyanide plant is determined using the units-of-production method. Expenditures for maintenance and repairs are expensed when incurred and betterments are capitalized. Gains and losses on sale of property, plant and equipment are reflected in current operations.


--------------------------------------------------------------------------------

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Intangible Assets
     and                Intangible   assets   include  the  license  of  certain
     Significant        technology  used  in the  manufacturing  plant,  certain
     Accounting         costs incurred in connection  with the  construction  of
     Policies           the manufacturing  plant,  customer  relationships,  and
     Continued          other  intangible  assets purchased in the 2002 business
                        acquisition (Note 2). The license of technology and the costs related to the manufacturing plant are being amortized using the units-of-production method. The purchased intangible assets are being amortized over estimated economic useful lives of 5 to 10 years.

                        Revenue Recognition
                        Revenue for sales of product is recognized when a valid purchase order has been received, product has been shipped, the selling price is fixed or determinable, and collectibility is reasonably assured.

                        Income Taxes
                        The joint venture is not subject to federal income taxes since all income tax effects accrue directly to the joint venture participants.

                        Concentrations
                        Financial instruments, which potentially subject the Company to concentration of credit risk, consist primarily of trade receivables. In the normal course of business, the Company provides credit terms to its customers. Prior to August 2002, the Company had a distribution agreement with Degussa, which required Degussa to indemnify the Company against any credit risk from receivables. The Company has historically not experienced losses on receivables and believes no significant credit risk exists for receivables at December 31, 2002.

                        The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

                        The Company's customer base consists primarily of mining companies in the Western United States. Although the Company is directly affected by the well being of the mining industry, management does not believe significant credit risk exists at December 31, 2002.


--------------------------------------------------------------------------------
                                                                               6

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------

1.   Organization       Concentrations - Continued
     and                The Company has purchase  commitments  with suppliers of
     Significant        certain raw materials  covering various time periods and
     Accounting         containing  various  pricing  arrangements.  The Company
     Policies           believes  alternative  sources of the raw  materials are
     Continued          available in the event that the  suppliers are unable to
                        meet the Company's raw material needs.

                        Use of Estimates in the Preparation of Financial Statements
                        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                        Recent Accounting Pronouncements
                        In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements no. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." This statement requires the classification of gains or losses from the extinguishments of debt to meet the criteria of APB Opinion No. 30 "Reporting the Results of Operations--Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently occurring Events and Transactions" before they can be classified as extraordinary in the income statement. As a result, companies that use debt extinguishment as part of their risk management cannot classify the gain or loss from that extinguishment as extraordinary. The statement also requires sale-leaseback accounting for certain lease modifications that have economic effects similar to sale-leaseback transactions. The Company does not expect the adoption of SFAS 145 to have a material impact on its financial position or future operations.

--------------------------------------------------------------------------------
                                                                               7

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------


1.   Organization       Recent Accounting Pronouncements - Continued
     and                In June 2002, the Financial  Accounting  Standards Board
     Significant        issued   Statement  No.  146,   "Accounting   for  Costs
     Accounting         Associated  with  Exit  or  Disposal  Activities."  This
     Policies           Standard,  which  is  effective  for  exit  or  disposal
     Continued          activities  initiated after December 31, 2002,  provides
                        new  guidance  on  the   recognition,   measurement  and
                        reporting of costs associated with these activities. The
                        standard   requires   companies   to   recognize   costs
                        associated with exit or disposal activities when they are incurred rather than at the date of the company commits to an exit or disposal plan. The adoption of SFAS No. 146 by the Company is not expected to have a material impact on the Company's financial position or future operations.

                        Reclassifications
                        Certain amounts in the prior years financial statements have been reclassified to conform with the current year presentation.

2. Acquisition          On April 1, 2002, the Company acquired certain assets of
                        a competitor's  sodium cyanide business for an aggregate
                        consideration  not to exceed  $5,900,  but not less than
                        $4,900,  consisting of $4,000 in cash with an additional
                        $900 to $1,900 as  contingent  consideration  based on a
                        defined  annual  revenue  sharing   calculation  through
                        December 31, 2006. The Company has recorded a liability for the minimum revenue sharing amounts at December 31, 2002, $342 as estimated current amount and $558 as estimated long-term amount.

                        The Company allocated the minimum purchase price as follows:

                        Customer relationships and other
                          intangible assets                            $   4,500
                        Property, plant, and equipment                       400
                                                                       ---------

                                                                       $   4,900
                                                                       ---------

--------------------------------------------------------------------------------

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------

3.   Detail of
     Certain
     Balance
     Sheet
     Accounts                                              December 31,
                                                   ---------------------------
                                                         2002          2001
                                                   ---------------------------
                         Inventories:
                           Raw materials           $         676 $         643
                           Finished goods                    168           270
                                                   ---------------------------

                                                   $         844 $         913
                                                   ---------------------------

                         Accrued liabilities:
                           Accrued raw material
                             purchases             $          61 $         246
                           Accrued wages                      25            26
                           Acquisition payable
                             (see Note 2)                    342             -
                           Sales tax payable                 196           161
                           Other                              60            92
                                                   ---------------------------

                                                   $         684 $         525
                                                   ---------------------------


4.   Property,          Property,  plant  and  equipment  is  comprised  of  the
     Plant and          following:
     Equipment
                                                              December 31,
                                                        ------------------------
                                                           2002         2001
                                                        ------------------------

                        Plant                           $   25,608   $   25,542
                        Machinery and equipment              1,740        1,626
                        Land                                   519          516
                        Vehicles                               350          314
                        Office equipment and fixtures          267          193
                        Construction in progress                17           17
                                                        -----------------------

                                                            28,501       28,208

                        Less accumulated depreciation
                        and amortization                   (12,991)     (11,766)
                                                        ------------------------

                                                        $   15,510   $   16,442
                                                        ------------------------


--------------------------------------------------------------------------------

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------



5.   Intangible         Identified  intangible assets subject to amortization at
     Assets             December 31 were as follows:

                                                   2002
                               ----------------------------------------------
                                    Gross                          Net
                                  Carrying      Accumulated     Carrying
                                    Value      Amortization       Value
                               ----------------------------------------------

 Customer relationships          $             $
   and other                             4,500          (346) $        4,154
 License                                   559          (272)            287
 Plant setup costs                         352          (170)            182
                               ----------------------------------------------

                                 $       5,411 $        (788) $        4,623
                               ----------------------------------------------


                                                   2001
                               ----------------------------------------------
                                    Gross                          Net
                                  Carrying      Accumulated     Carrying
                                    Value      Amortization       Value
                               ----------------------------------------------

 License                         $         559 $        (251) $          308
 Plant setup costs                         352          (156)            196
                               ----------------------------------------------

                                 $         911 $        (407) $          504
                               ----------------------------------------------

                        Amortization expense for identifiable intangible assets was $313, $68, and $29 in 2002, 2001, and 2000, respectively.

                        The estimated future annual amortization expense for identified intangible assts is as follows:

                            2003                                  $         520
                            2004                                            520
                            2005                                            520
                            2006                                            520
                            2007                                            505
                            Thereafter                                    2,038
                                                                  -------------

                                                                  $       4,623
                                                                  -------------

--------------------------------------------------------------------------------

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------

6.   Related            Related party transactions consist of the following:
     Party
     Transactions                            Years Ended December 31,
                                  ------------------------------------------
                                      2002          2001          2000
                                  ------------------------------------------
Sales to a joint venture partner
(see Note 7)                      $      30,632 $      29,507 $      22,837

Management fees, cost
reimbursements and other fees
paid to the joint venture
partners included in selling,
general and administrative
expenses                          $         918 $         886 $         685

Amounts payable to a joint
venture partner included in
payables                          $         219 $          83 $          80

Lease payment to a joint venture
partner                           $           - $           - $          84


7.   Distribution       The  Company  had  an  agreement  with  Degussa,   which
     Agreement          provided  for  Degussa  to act as  the  exclusive  (with
                        certain   exceptions)   distributor   of  the  Company's
                        products. The agreement expired on August 21, 2002, but may be renewed for subsequent terms subject to approval of both of the joint venture partners.

8.   Profit Sharing     The Company has  adopted a defined  contribution  profit
     Plan               sharing plan,  which  qualifies  under Section 401(K) of
                        the Internal Revenue Code. The plan provides  retirement
                        benefits for employees  meeting  minimum age and service
                        requirements.  Participants  may  contribute  up  to  20
                        percent  of  their  gross  wages,   subject  to  certain
                        limitations. The Company made contributions of $24, $20, and $23, during 2002, 2001 and 2000, respectively.

--------------------------------------------------------------------------------

                                                                  CYANCO COMPANY
                                                   Notes to Financial Statements
                                                                  (In Thousands)
                                                                       Continued

--------------------------------------------------------------------------------

9.   Supplemental       The Company paid $10 for interest  during the year ended
     Cash Flow          December  31,  2002.  No amounts  were paid for interest
     Information        during the years ended December 31, 2001 and 2000.

                        During the year ended December 31, 2002, the Company acquired certain intangible assets and property, plant, and equipment in exchange for $4,000 cash and an acquisition payable of $900 (see Note 2).


10.  Fair Value         The  Company's  financial  instruments  consist of cash,
     of Financial       receivables  and payables.  The carrying amount of cash,
     Instruments        receivables and payables approximates fair value because
                        of the short-term nature of these items.


11.  Long term          The  Company  has a contract  with a supplier  of liquid
     Agreements         caustic soda. The supplier has agreed to provide 100% of
                        the Company's requirements at specified prices. The agreement terminates December 31, 2003.

                        The Company has an agreement with a transportation company to deliver all of the Company's product. The agreement has an agreed upon fee structure and terminates June 14, 2006.


--------------------------------------------------------------------------------
                                                                              12